UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 4, 2018

CBL & ASSOCIATES PROPERTIES, INC.

CBL & ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
Delaware	333-182515-01	62-1542285
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

423.855.0001
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.06 Material Impairments.

On June 4, 2018, CBL Associates Properties, Inc. (the "Company") was notified by IKEA that, as a result of a shift in its corporate strategy, it was terminating the contract to purchase land at Cary Towne Center, located in Cary, NC, upon which it would develop and open a store. In accordance with the terms of the $46.7 million interest-only non-recourse loan that is secured by the mall, the loan matures on the date that the contract with IKEA is terminated if that date is prior to the scheduled maturity of March 5, 2019. The Company engaged in conversations with the lender regarding a potential restructure of the loan. Based on the results of these conversations, the Company concluded on June 4, 2018 that an impairment is required because it is unlikely that the Company will be able to recover the asset’s net carrying value of $87.4 million through future cash flows. The non-cash impairment is estimated to be in the range of $52 million to $62 million and will be recorded in the second quarter of 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana Khaleel
___________________________________
Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

CBL & ASSOCIATES LIMITED PARTNERSHIP

By: CBL HOLDINGS I, INC., its general partner

/s/ Farzana Khaleel
___________________________________
Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

Date: June 8, 2018